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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             ALASKA AIR GROUP, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                         91-1292054
         (State of incorporation                           (IRS Employer
            or organization)                             Identification No.)



       19300 Pacific Highway South
          Seattle, Washington
                 98188
             (206) 431-7040
  (address and phone number of principal
            executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each Class                        Name of exchange on
               to be so registered                        which each class is to
               -- -- -- ----------                           be registered
                                                             -- ----------


              Right to Purchase Series A                 New York Stock Exchange
             Participating Preferred Stock,
               $1.00 par value per share


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 001-08957

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)




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 ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Alaska Air Group, Inc., a Delaware corporation, (the "Company") and EquiServe Trust Company, N.A. as successor rights agent (the "Rights Agent") to Fleet National Bank (f/k/a The First National Bank of Boston), a national banking association, entered into an Amendment to the Rights Agreement dated as of April 15, 2002 (the "Amendment") amending the Amended and Restated Rights Agreement (the "Rights Agreement") dated as of August 7, 1996, between the Company and the Rights Agent in order to amend the Rights Agreement to provide that the "Final Expiration Date" be the close of business on April 15, 2002.

     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 2 and is incorporated herein by reference, and to the Amended and Restated Rights Agreement which was attached as Exhibit 2.1 to the Form 8-A/A filed by the Company on August 8, 1996 and is incorporated herein by reference.
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ITEM 2.  EXHIBITS.

1. Amended and Restated Rights Agreement, dated as of August 7, 1996 between Alaska Air Group, Inc. and The First National Bank of Boston, as the Rights Agent (filed as Exhibit 2.1 to the Form 8-A/A of the Company (File No.1-8957) filed on August 8, 1996 and incorporated by reference herein).

2. Amendment No. 1 to the Amended and Restated Rights Agreement dated as of April 15, 2002, between Alaska Air Group, Inc. and EquiServe Trust Company, N.A. as successor rights agent to Fleet National Bank (f/k/a The First National Bank of Boston), as the Rights Agent (filed herewith).


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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  April 15, 2002           ALASKA AIR GROUP, INC.
                                (Registrant),


                                by:/s/Bradley D. Tilden
                                  ------------------------------------------
                                  Bradley D. Tilden
                                  Executive Vice President/Finance and Chief
                                  Financial Officer


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EXHIBIT INDEX


Exhibit No.        Description
------- ---        -----------

1. Amended and Restated Rights Agreement, dated as of August 7, 1996 between Alaska Air Group, Inc. and The First National Bank of Boston, as the Rights Agent.(filed as
                   Exhibit 2.1 to the Form 8-A/A of the Company (File No. 1-8957) filed on August 8, 1996 and incorporated by reference herein).

2. Amendment No. 1 to the Amended and Restated Rights Agreement dated as of April 15, 2002, between Alaska Air Group, Inc. and Equiserve Trust Company, N. A. as successor rights agent to fleet National Bank (f/k/a The First National Bank of Boston), as the Rights Agent (filed herewith).